ARTICLES OF INCORPORATION

                                       OF

                               PATIO BAHIA, INC.

The undersigned, acting as incorporator of PATIO BAHIA, INC., under the Florida General Corporation Act, adopts the following Articles of Incorporation

                                 ARTICLE I NAME

The name of the corporation is:

                                PATIO BAHIA,INC.

                      ATICLE II COMMENCEMENT OF EXISTENCE

This existence of the corporation will commence on the date of filing of these Articles of Incorporation.

                              ARTICLE III PURPOSE

The corporation is formed for the purpose of engaging in the business of IMPORT and SALE OF PATIO FURNITURE and in all businesses incidental thereto, and may also engage in any activity or or business permitted under the lasw of the United States and Florida.

                          ARTICLE IV AUTHORIZED SHARES

The maximum number of shares that the corporation is authorized to have outstanding at any time is 7,500 shares of common stock having a par value of $1.00 per share. The consideration to be paid for each share shall be fixed by the board of directors and may be paid in whole or in part in cash or other property, tangible or intangible or in labor or services actual;;y performed by the corporation with a value in the judgement of the directors, equivalent to or greater than the full par value of the shares.

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                 ARTICLE V INITIAL REGISTERED PFFICE AND AGENT

The street address of the inital registered office of the corporation is:

                           400 S. POINTE DRIVE #1704
                             MIAMI BEACH, FL 33139

and the name of the corporation's inital registered agent at the address is:
   ZLATUSE JERABKOVA

                   ARTICLE Va PHYSICAL LOCACTION OF BUSINESS
                           400 S. POINTE DRIVE #1704
                             MIAMI BEACH, FL 33139

                     ARTICLE VI INITIAL BOARD OF DIRECTORS

The corporation shall have one (4) directors initially. The number of directors may be changed from time to time, as provided in the bylaws, but hsll never be less than one. The name and street address of the initial directors are:

NAME                                            Title
ZLATUSE JERABKOVA                               PRESIDENT
400 S. Pointe drive #1704
Miami Beach, FL 33139

NADIA KNORPP                                    SECRETARY
400 S. Pointe Srive #1704
Miami beach, FL 33139

Jeanne McCarthy                                 DIRECTOR
400 S. Pointe drive #1704
Miami Beach, FL 33139

ANDRE PLESSEL                                   DIRECTOR
400 S. Pointe Drive #1704
Miami Beach, FL 33139

                            ARTICLE VII INCORPORATOR

The name and street address of the incorporator is:

ZLATUSE JERABKOVA
400 S. Pointe drive #1704
Miami Beach, FL 33139
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                              ARTICLE VIII BYLAWS

The power to adopt, alter, amend or repeal bylaws shall be vested in the board of directors and the shareholders, except that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaws is not subject to amendment or repeal by the directors.

                           ARTICLE IX SEC. 1244 STOCK

It is the intention and purpose os the subscribers of these Articles of Incorporation that the stock of this corporation be qualified and subscribed to and sold all in accordance with the provisions of Section 1244 of the Internal Revenue Code and it is the contemplated that the stockholders and officers of this corporation shall adopt such resolutions are are appropriate in order to effectuate that treating of the stock this corporation under
Section 1244 of the Internal Revenue Code.

                              ARTICLE X AMENDMENTS

The corporation reserves the right to amend, alter, change or repeal any provisopn in the se Articles of Incorporation in the manner prescribed by law, and all rights conferred on shareholders are subject to this reservations. These Articles maybe amended prior to the issuance of shares of the corporation by the unanimous approval or consent of the board of directors. There after, every amendment shall be approved by the board of directors, proposed by them to the shareholders, and approved at the shareholders' meeting by the holders of a majority of the shares entitled to vote on the matter or in such other manner as may be provided by law.

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorpoation this 11th day of November 2002.

/s/ Zlatuse Jerabkova
Zlatuse Jerabkova, President

                      ARTICLE XI SUB CHAPTER S CORPORATION

The corproation mey elect to be an S Corporation as provided in Sub Chapter of the Internal revenue Code of 1986, as amended
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                 ACCEPTANCE OF APPOINTMENT AS REGISTERED AGENT

Having been named as registered agent, for Patio Bahia, Inc., in the foregoing Articles of Incorporation, I, Hereby agree to accept service of process for said Corporation and to comply with proper performance of the duties as registered agent.

Patio bahia, Inc., a Florida Corporation
/s/ Zlatuse Jerabkova,
Zlatuse Jerabkova
Registered Agent